Exhibit 5

February 22, 2023
Nuvei Corporation 1100 Rene-Levesque Boulevard West, Suite 900 Montreal, Quebec H3B 4N4

Re:	Nuvei Corporation – Registration Statement on Form S-8

We have acted as Canadian counsel to Nuvei Corporation, a corporation incorporated under the Canada Business Corporations Act (the “Corporation”), in connection with the filing by the Corporation with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (such registration statement, as it may be amended from time to time, is referred to herein as the “Registration Statement”) relating to the registration pursuant to the United States Securities Act of 1933, as amended, of 1,324,341 subordinate voting shares (the “Subordinate Voting Shares”) in the capital of the Corporation which may be issued by the Corporation upon the exercise of certain stock options (“Options”) and the settlement of certain restricted stock units (“RSU Awards”, and together with the Options, the “Awards”) outstanding under the Paya Holdings Inc. Omnibus Incentive Plan, as amended (the “Equity Plan”), which Options and RSU Awards were assumed by the Corporation on February 22, 2023 pursuant to the terms and conditions of the agreement and plan of merger (the “Merger Agreement”) dated January 8, 2023 among the Corporation, Pinnacle Merger Sub, Inc. (a wholly owned subsidiary of the Corporation) and Paya Holdings Inc.

We have examined the Registration Statement and the Merger Agreement, and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	certificate of representatives of the Corporation with respect to certain factual matters (the “Officer’s Certificate”);

(b)	the certificate and articles of arrangement and certificate and articles of amalgamation of the Corporation attached to the Officer’s Certificate;

(c)	the by-laws of the Corporation;

(d)	certain resolutions of the Corporation’s directors; and

(e)	a certificate of compliance in respect of the Corporation dated February 21, 2023 issued by Innovation, Science and Economic Development Canada.

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents.

In examining all documents and in providing our opinions below we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and

(e)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation including, without limitation, the Officer’s Certificate, are complete, true and accurate.

We are qualified to carry on the practice of law only in the Province of Quebec and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Quebec and the federal laws of Canada applicable therein. Any reference to the laws of the Province of Quebec includes the laws of Canada applicable therein. Our opinions are expressed with respect to the laws of the Province of Quebec in effect on the date of this opinion and we do not accept any responsibility to inform the addressees of any change in law subsequent to this date that does or may affect the opinions we express.

Where our opinion below refers to the Subordinate Voting Shares to be issued as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Based and relying upon and subject to the foregoing, we are of the opinion at the date hereof that the Subordinate Voting Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms and conditions of the Awards, will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the Registration Statement.

We acknowledge that we are referred to in Item 8 of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the Rules and Regulations of the Commission.

Yours truly,

/s/Stikeman Elliott LLP

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